                                                                       EXHIBIT 1

                              DEBENTURE AGREEMENT
                              -------------------


          This Debenture Agreement, dated as of September 27, 1995 is made to set forth the provisions of the 11.5% Subordinated Debentures Due 2005 to be issued by Cupertino National Bancorp, a California corporation (the "Company"), which the Company is selling pursuant to a Private Placement Offering Memorandum dated August 22, 1995 to Debentureholders.

                            RECITALS OF THE COMPANY
                            -----------------------

          The Company has duly authorized the creation of an issue of its Subordinated Debentures Due 2005 (the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution of this Debenture Agreement.

          All things necessary to make the Debentures when executed and duly issued by the Company and delivered hereunder, the valid obligations of the Company, and to make this Debenture Agreement a valid agreement of the Company, in accordance with their and its terms have been done.

          For and in consideration of the premises and purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debentures, as follows:


                                   ARTICLE I

           Definitions and Other Provisions of General Application.
           -------------------------------------------------------

               1.1  Definitions.  For all purposes of this Debenture Agreement,
                    -----------
except as otherwise expressly provided or unless the context otherwise requires:

                    a. The term "Debenture Agreement" means this instrument as originally adopted by the Company or as it may from time to time be supplemented or amended by one or more debenture agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                    b. All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections or other subdivisions of this instrument as originally adopted. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Debenture Agreement as a whole and not to any particular Article, Section or other subdivision.

                    c. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

                    d. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bank" means Cupertino National Bank.

          "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of that Board.

          "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Business Day" means each day which is neither a Saturday, Sunday nor other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Debenture Agreement, and thereafter "Company" shall mean such successor corporation.

          "Debentureholder" or "Holder" when used with respect to any Debenture means the Person in whose name such Debenture is registered in the Debenture Register.

          "Derivative Obligations" means any obligations of the Company to make payment pursuant to the terms of any securities contracts and foreign currency exchange contracts derivative instruments, such as swap agreements (including interest rate and currency and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts other than obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Debentures.

          "Event of Default" has the meaning specified in Article VII.

          "Initial Interest Accrual Date" as to any Debenture means the date from which interest shall begin to accrue in connection with the original issuance of such Debenture, which shall be the date as of which such Debenture originally issued by the Company to the initial purchaser thereof shall be dated, which shall be the date upon which it was originally sold to such initial purchaser.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

          "Legal Holiday," with respect to the Place of Payment or other location, means a Saturday, Sunday or a day on which banking institutions or trust companies in the Place of Payment or other location are not authorized or obligated to be open.

          "Maturity" when used with respect to any Debenture means the date on which the principal of the Debentures or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and includes any Redemption Date.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company.

          "Outstanding," when used with respect to the Debentures, means, as of the date of determination, all Debentures theretofore delivered under this Debenture Agreement, except:

          (1) any Debenture theretofore cancelled by the Debenture Registrar or delivered to the Debenture Registration for cancellation;

          (2) any Debenture, or portion thereof, which has been paid pursuant to Section 4.8; and

          (3) any Debenture in exchange for or in lieu of which other Debentures have been delivered pursuant to this Debenture Agreement, unless there shall have been presented to the Company proof satisfactory to it that such Debenture is held by a bona fide purchaser in whose hands such Debenture is a valid obligation of the Company.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment" has the meaning set forth in Section 3.1.

          "Predecessor Debentures" of any particular Debenture means all previous Debentures evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and for the purpose of this definition, any Debenture delivered under Section 3.5 in lieu of a lost, destroyed, mutilated or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

          "Redemption Date" when used with respect to any Debenture or portion thereof to be redeemed means the date fixed for such redemption pursuant to this Debenture Agreement.

          "Redemption Price" when used with respect to any Debenture or portion thereof to be redeemed means the price at which it is to be redeemed pursuant to
Section 2.2 of this Debenture Agreement.

          "Regular Record Date" for the interest payable on any Debenture on any Interest Payment Date therefor means the date specified in Section 2.2 as the "Regular Record Date."

          "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following whether outstanding on the date hereof or thereafter created, assumed or incurred: (1) all indebtedness of the Company for money borrowed (including indebtedness of others guaranteed by the Company and other direct credit substitutes) other than the Debentures, (2) any indebtedness or obligation of the Company as to which it is expressly provided that such indebtedness or obligation is senior to the Debentures, (3) any amendments, renewals, extensions, deferrals, modifications and refundings of any such indebtedness described in subsection (1) or (2) above, unless in either case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is expressly provided that such indebtedness is not superior in right of payment to the Debentures, and (4) Derivative Obligations. For the purposes of this definition, "indebtedness for money borrowed" is defined as (a) any obligation of the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, (b) any deferred payment obligation of the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (c) any obligation of the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles; provided, however, that the foregoing shall not include any obligation that constitutes a trade payable or accrued liability arising in the ordinary course of business.

          "Special Record Date" for the payment of any Defaulted Interest on any Debenture means a date fixed pursuant to Section 3.6.

          "Stated Maturity" when used with respect to any Debenture or any installment of principal thereof or interest thereon means the date established by this Debenture Agreement as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

          "Vice President" when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          1.2  Acts of Debentureholders.
               ------------------------

               (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Debenture Agreement to be given or taken by Debentureholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debentureholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution pursuant to 1.2(b) herein of any such instrument or a writing appointing any such agent shall be sufficient for any purpose of this Debenture Agreement.

               (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or a trustee of a trust, on behalf of such corporation, partnership or trust, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Company deems sufficient.

               (3) The ownership of Debentures shall be proved by the Debenture Register (as defined in Section 3.4).

               (4) If the Company shall solicit from the Holders of any Debentures any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of the Holders of Debentures entitled to give or take such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given or taken before or after such record date, but only the Holders of Debentures of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Debentures have authorized, agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Debentures on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Debenture Agreement not later than six months after the record date.

               (5) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind such Holder and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or suffered to be done by any Debenture Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          1.3  Notices, etc. to Company.  Any request, demand, authorization,
               ------------------------
direction, notice, consent, waiver or Act of a Debentureholder or any other document provided or permitted by this Debenture Agreement to be made upon, given or furnished to, or filed with the Company or by any Debentureholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, registered or certified mail, postage prepaid, to the Company addressed (until another address is provided by the Company to the Holders in accordance with Section 1.4) to it at Cupertino National Bank, 20230 Stevens Creek Boulevard, Cupertino, California 95014,
Attention: Chief Financial Officer.

          1.4  Notices to Debentureholders; Waiver.  Where this Debenture
               -----------------------------------
Agreement provides for notice to Debentureholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, registered or certified mail, postage prepaid, to each Debentureholder affected by such event, at his address as it appears on the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Debentureholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Debentureholder shall affect the sufficiency of such notice, with respect to other Debentureholders. Where this Debenture Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notices by Debentureholders shall be filed with the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notices as required by this Debenture Agreement, then any manner of giving notice reasonably calculated to achieve this purpose as shall be made with the approval of the Company shall constitute a sufficient giving of such notice.

          1.5  Effect of Headings.  The Article and Section headings herein are
               ------------------
for convenience only and shall not affect the construction hereof.

          1.6  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Debenture Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

          1.7  Separability Clause.  In case any provision in this Debenture
               -------------------
Agreement or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          1.8  Choice of Law.  This Debenture Agreement and the Debentures
               -------------
shall be construed in accordance with the laws of the State of California, without giving effect to its choice-of-law provisions.

          1.9  Legal Holidays.  In any case where any Interest Payment Date,
               --------------
Redemption Date or Stated Maturity of any Debenture shall be a Legal Holiday at the Place of Payment, then (notwithstanding any other provision of this Debenture Agreement) payment of interest or principal (and premium, if any) of the Debentures need not be made at such Place of Payment on such date, but may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                  ARTICLE II

                                Debenture Forms
                                ---------------

          2.1  Forms Generally.  The Debentures shall be in substantially the
               ---------------
forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Debenture Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

          2.2  Form of Debenture.
               -----------------

               No. _____      $ _________

                          CUPERTINO NATIONAL BANCORP

                     11.5% SUBORDINATED DEBENTURE DUE 2005

          THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          THIS DEBENTURE IS AN UNSECURED DEBT OBLIGATION OF THE COMPANY; IT IS NOT A DEPOSIT OR A SAVINGS ACCOUNT OF THE CUPERTINO NATIONAL BANK OR THE COMPANY AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. IT IS SUBORDINATED TO THE CLAIMS OF THE COMPANY'S OBLIGATIONS TO CREDITORS.

          Cupertino National Bancorp, a California corporation (herein referred to as the "Company"), for value received hereby promises to pay to _______________ (name of debentureholder), or registered assigns, the principal sum of ______________________________________________________ Dollars on
September 15, 2005, and to pay interest thereon at the rate of 11.5% per annum from the Initial Interest Accrual Date or from the most recent Initial Payment Date to which interest has been paid or duly provided for, on the fifteenth day of each March and September, commencing March 15, 1996 (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Debenture Agreement hereinafter referred to, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the tenth day, whether or not a Business Day, of the month preceding the respective Interest Payment Date. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders not less than ten days prior to such Special

Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Debenture Agreement. Payment of the principal of and interest on this Debenture will be made at the Company's option (i) at the office of the Company maintained for that purpose in Cupertino, California, or in such other office as may be established by the Company pursuant to the Debenture Agreement (initially the principal corporate office of the Company (the "Place of Payment")) or (ii) by wire transfer pursuant to such wire transfer instructions as are provided by the Debentureholders, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than at Maturity may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. Payments of principal and interest at Maturity will be made against presentation of this Debenture at the Place of Payment (or such other office as may be established pursuant to the Debenture Agreement) by check.

          IN WITNESS WHEREOF the Company has caused this Debenture to be signed by its Chairman of the Board, President, or one of its Vice Presidents by a facsimile of his signature and by its Secretary, or one of its Assistant Secretaries by a facsimile of his signature and has caused its corporate seal to be affixed hereto or a facsimile thereof imprinted hereon.

  Dated:____________, 1995                       CUPERTINO NATIONAL BANCORP


                                                 By:    ________________________

                                                 Title: ________________________



  ATTEST:


  ________________________________
  Title: _________________________

                                     * * *


                               FORM OF DEBENTURE
                               -----------------

                          CUPERTINO NATIONAL BANCORP

                     11.5% SUBORDINATED DEBENTURE DUE 2005

          This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 11.5% Subordinated Debentures Due September 15, 2005 (herein referred to as the "Debentures"), limited to the principal amount of $2,500,000, all issued or to be issued under and pursuant to a Debenture Agreement dated as of September ____, 1995 (herein referred to as the "Debenture Agreement"), duly adopted by the Company, which Debenture Agreement and all debenture agreements supplemental thereto are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or designated holders) of the Debentures.

          The indebtedness of the Company evidenced by the Debentures, including the principal thereof and interest thereon (including post-default interest),
(1) is expressly subordinated, to the extent and to the manner set forth in the Debenture Agreement, in right of payment to the prior payment in full of all the Company's obligations to holders of Senior Indebtedness and (2) is unsecured by any collateral, including the assets of the Company or the Bank. Each Holder of the Debentures, by acceptance thereof, (a) agrees to and shall be bound by the provisions of this Debenture and all other provisions of the Debenture Agreement; (b) authorizes and directs the Company to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Debentures as provided in the Debenture Agreement; and (c) appoints the Company as such Holder's attorney-in-fact for any and all such purposes.

                                  Redemption

          The Debentures are not subject to any sinking fund and may not be redeemed by the Company prior to October 1, 1998. On or after that date, the Company, at its option, may redeem any or all of the Debentures, in whole or in part, at any time on not less than thirty (30) nor more than sixty (60) days' prior notice, given as provided in the Debenture Agreement. If less than all Debentures are redeemed, the Company will select the Debentures to be redeemed by such method as the Company may deem fair and appropriate.

          This Debenture shall be fully redeemed by payment of one hundred percent (100%) of the principal hereof, plus the appropriate premium as calculated pursuant to the Debenture Agreement (collectively, the "Redemption Price"), plus interest that is accrued but unpaid to the Redemption Date, and shall be partially redeemed by payment of a pro rata portion of the Redemption Price, plus interest accrued thereon.

          If this Debenture (or a portion hereof) is duly called for redemption and funds for payment duly provided, this Debenture (or such portion hereof) shall cease to bear interest from and after such Redemption Date.

          Interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Debenture Agreement. In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

                           Event of Default; Waiver

          Except as may be provided in the Debenture Agreement, in case an Event of Default (as defined in the Debenture Agreement) shall have occurred and be continuing, the Holders of not less than 33.3% in principal amount of the Outstanding Debentures may declare the principal of all Debentures due and payable, in the manner, with the effect, and subject to the conditions provided in the Debenture Agreement. The Debenture Agreement provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Debentures.

          The Debenture Agreement also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Debenture Agreement and certain past defaults under the Debenture Agreement and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                       Supplemental Debenture Agreements

          The Debenture Agreement contains provisions permitting the Company, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, evidenced as in the Debenture Agreement, to execute supplemental debenture agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Debenture Agreement or of any supplemental debenture agreement or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental debenture agreement shall (i) extend the fixed maturity of any Debenture, reduce the rate or extend the time or payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, or change the place for payment where, or the coin or currency in which, any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of payment of the principal after maturity, without the consent of the holder of each Debenture so affected; or (ii) reduce the percentage in principal amount of Outstanding Debentures, the consent of whose Holders is required for any such supplemental debenture agreement or the consent of whose

Holders is required for any waiver of compliance with the Debenture Agreement; or (iii) modify any provisions of the section requiring the consent of Holders except to increase any such required percentage or to provide that certain other provisions of the Debenture Agreement cannot be modified or waived without the consent of the Holder of each Debenture affected thereby.

                                    Payment

          No reference herein to the Debenture Agreement and no provision of this Debenture or the Debenture Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

                                 Denomination

          The Debentures are issuable as registered Debentures without coupons in minimum denominations of $25,000 and increments of $1,000 above such minimum purchase. At the office referred to on the face hereof, and in the manner and subject to the limitations provided in the Debenture Agreement. Debentures may be exchanged without charge for a like aggregate principal amount of Debentures of other authorized denominations.

                                   Transfer

          On due presentment for registration of transfer of this Debenture at the above-mentioned office of the Company, a new Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Debenture Agreement. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          Prior to registration of transfer of this Debenture, the Company, any Paying Agent and any Debenture Registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue, and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of the principal of and interest on this Debenture, and for all other purposes, and neither the Company nor any Paying Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          Each Holder of a Debenture covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

          All terms used in this Debenture which are defined in the Debenture Agreement shall have the meanings assigned to them in the Debenture Agreement.


                                  ARTICLE III

                                The Debentures
                                --------------

          3.1  Title and Terms.  The principal amount of Debentures which may be
               ---------------
delivered under this Debenture Agreement is limited to $2,500,000, except for Debentures delivered upon registration or transfer of, or in exchange for, or in lieu of, other Debentures, as provided herein.

               The Debentures shall be known and designated as the "11.5% Subordinated Debentures Due 2005" of the Company. Their Stated Maturity shall be September 15, 1995.

               Every Debenture shall be dated the date of its issuance and shall bear interest from the date and at the rate per annum specified in, and such interest shall be payable on the dates specified in, the form of Debenture set forth in Section 2.2, until the principal thereof is paid or made available for payment.

               The principal of and interest on the Debentures shall at the Company's option, be payable (i) at the office of the Company in Cupertino, California (the "Place of Payment") maintained for such purpose, or in such other office as may be established by the Company pursuant to Section 5.2 or
(ii) by wire transfer pursuant to such wire transfer instructions as are provided by the Debentureholders; provided, however, that at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

               Upon maturity of the Debentures, the Holders are obligated to surrender the Debentures to the Company for payment by check.

               The Debentures shall be subordinated in right of payment to certain other indebtedness of the Company, whether outstanding at the date of this Debenture or thereafter created, as provided in Article IV.

          3.2  Currency; Denominations.  The principal of and interest on the
               -----------------------
Debentures shall be payable in United States dollars or other equivalent unit of legal tender for payment of public or private debts in the United States. The Debentures shall be issuable as registered Debentures without coupons in a minimum denomination of $25,000 and may be issued in increments of $1,000 above such minimum denomination.

          3.3  Execution and Delivery.  The Debentures shall be executed on
               ----------------------
behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Debentures may be manual or facsimile.

               Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Debentures or did not hold such offices at the date of such Debentures.

               Registration, Transfer and Exchange.  The Company shall cause
               -----------------------------------
to be kept at the main office of the Company a register (herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and the registration of transfers of Debentures. The Company is hereby appointed "Debenture Registrar" for the purpose of registering debentures and transfers of Debentures as herein provided. The Company may, without the consent of the Debentureholders, assign the duties of the Debenture Registrar to any commercial bank located in California who ordinarily provides services as a transfer agent and registrar, including the Bank.

               Upon surrender for registration of transfer of any Debenture at the main office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

               At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Debentureholder making the exchange is entitled to receive.

               All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Debenture Agreement, as the Debentures surrendered upon such registration of transfer or exchange.

               Every Debenture presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Debentures but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

          3.5  Mutilated, Destroyed, Lost and Stolen Debentures.  If (i) any
               ------------------------------------------------
mutilated Debenture is surrendered to the Company or if the Company receives evidence to its satisfaction of the destruction, loss or theft of any Debentures; and (ii) there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

               In the case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

               Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Debenture Registrar) connected herewith.

               Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debentures shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Debenture Agreement equally and proportionately with any and all other Debentures duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

          3.6  Payment of Interest; Rights to Interest Preserved.  Any interest
               -------------------------------------------------
on any Debenture which shall be payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Debenture (or one or more Predecessor Debentures) is registered as of the close of business on the Regular Record Date for such interest.

               Any interest on any Debenture which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Debenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders not less than ten (10) days prior to such Special Record Date, or may be paid in any other lawful manner. Such Defaulted Interest shall accrue interest, to the extent legally enforceable, at the interest rate of twelve and one-half percent (12.5%) per annum.

               At the option of the Company, interest on the Debentures may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

               Subject to the foregoing provisions of this section, each Debenture delivered under this Debenture Agreement upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          3.7  Persons Deemed Owners.  Prior to due presentment for
               ---------------------
registration of transfer of any Debenture, the Company and any agent of the Company, may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of, and interest on, such Debenture, for all purposes whatsoever, whether or not such Debenture may be overdue, and neither the Company nor any agent of the Company shall be affected, by notice to the contrary.

          3.8  Cancellation.  All Debentures surrendered for payment,
               ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly cancelled by it.

          3.9  Computation of Interest.  Interest on the Debentures shall be
               -----------------------
computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE IV

                  Subordination and Redemption of Debentures
                  ------------------------------------------

          4.1     Debentures Subordinated to Senior Indebtedness.
                  ----------------------------------------------

                  a. The Company covenants and agrees, and each Holder of the Debentures, by such Holder's acceptance thereof, likewise covenants and agrees, and for purposes of Section 7.4 consents, that the indebtedness represented by the Debentures and the payment of the principal of and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                   b. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article IX, or if an event of default shall have occurred and be continuing with respect to any Senior Indebtedness, or if the principal of the Debentures shall have been declared due and payable pursuant to Section 7.2 and such declaration shall not have been rescinded and annulled as provided in said
Section 7.2, then:

                       (1) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in respect of principal and interest, or adequate provision shall be made for such payment, before the Holders of any of the Debentures are entitled to receive any payment on account of the principal of (and premium, if any) or interest on the indebtedness evidenced by the Debentures;

                       (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article with respect to the Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of any of the Debentures would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision thereof) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Debentures under this instrument; and

                       (3) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the

Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustments), shall be received by the Holders of any of the Debentures before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          4.2  Subrogation.  Subject to the payment in full of all Senior
               -----------
Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Debentures shall be deemed to be a payment by the Company on account of the Senior Indebtedness, and no such payments or distributions to the Holders of the Debentures of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the Holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company on account of the Debentures, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          4.3  Obligation of the Company Unconditional.  Nothing contained in
               ---------------------------------------
this Article or elsewhere in this Debenture Agreement or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Debenture Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

          4.4  Payments on Debentures Permitted.  Nothing contained in this
               --------------------------------
Article or elsewhere in this Debenture Agreement, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal and interest on the Debentures in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

          4.5  Effectuation of Subordination by Company.  Each Holder of
               ----------------------------------------
Debentures, by such Holder's acceptance thereof, authorizes and directs the Company on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provided in this Article and appoints the Company such Holder's attorney-in-fact for any and all such purposes.

          4.6  Rights of Holders of Senior Indebtedness Not Impaired.  No right
               -----------------------------------------------------
of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Debenture Agreement, regardless of any knowledge thereof any such holder may have to be otherwise charged with.

          4.7  Acknowledgement of Subordination to Indebtedness of Bank.  The
               --------------------------------------------------------
Debentureholders acknowledge and agree that:

               (1) since the operations of the Company are primarily conducted through the Bank, a separate and distinct legal entity, the Company's ability to service its debt, including the Debentures, is dependent upon the earnings of the Bank and the distribution of those earnings to, or upon loans, license fees or other payments of funds by the Bank to, the Company;

               (2) the Bank has no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debentures or to make any funds available therefore, whether by dividends, loans or other payments;

               (3) the Company intends to loan substantially all of the proceeds from the issuance of the Debentures to the Bank and the Bank's obligation to repay such loan shall be subordinated to certain of the Bank's indebtedness, including claims of depositors;

               (4) the payment of dividends, the repayment of the loan described in subsection (3) above and any other loans from the Company and the making of loans and advances to the Company by the Bank may be subject to statutory and contractual restrictions, are dependent upon the earnings of the Bank, and are subject to various business considerations; and

               (5) any right of the Company to receive assets of the Bank upon its liquidation or reorganization (and the consequent right of the holders of the Debentures to participate in these assets) will be effectively subordinated to the claims of the Bank's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of the Bank, in which case the claims of the Company will be subordinate to any security interests in the assets of the Bank and any indebtedness of the Bank senior to that held by the Company.

          4.8  Right of Redemption.  The Debentures shall not be redeemable at
               -------------------
the option of the Company prior to October 1, 1998. The Company may, at its option, redeem all or any part of the Debentures at any time on or after such date, at the Redemption Price of 100% of the principal amount thereof being redeemed and the appropriate premium (as calculated pursuant to Section 4.9), together with interest accrued to the Redemption Date. Redemption of Debentures at the election of the Company, as permitted here shall be made in accordance with this Article.

          4.9  Redemption Premium.  Upon the redemption of any or all of the
               ------------------
Debentures (or any portion thereof), the Company shall pay a premium to the applicable Debentureholders in connection with such redemption, in an amount equal to the percentage of the principal amount of the Debentures being redeemed as set forth below:

               If a Debenture is redeemed during the 12-month period beginning October 1, 1998,


               Year              Percentage of Principal Amount
               ----              ------------------------------
               1998                           5.0%
               1999                           3.5%
               2000                           2.5%
               2001                           1.5%
               2002                           0.5%
               2003                            --
               2004                            --
               2005                            --

          4.10 Election to Redeem.  The election of the Company to redeem any
               ------------------
Debentures shall be evidenced by a Board Resolution. If less than all the Debentures are to be redeemed, the particular Debentures (or portions thereof) to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Company from the Outstanding Debentures not previously called to redemption, by such method as the Company shall deem fair and appropriate, provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Debenture not redeemed to less than the minimum denomination for a Debenture established herein.

               The Company shall promptly notify the Debenture Registrar (if other than the Company) in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Debenture Agreement, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been, or is to be, redeemed.

          4.11 Notice of Redemption.  Notice of redemption shall be given by
               --------------------
certified or registered mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register. Failure to give notice by mailing in the manner herein provided to the Holder of any Debentures designated for redemption as a whole or in part, or any defect in the notice of any such Holder, shall not affect the validity of the proceedings for the redemption of any other Debentures or portion thereof. Any notice that is mailed to the Holder of any Debentures in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

          All notices of redemption shall state:

               (1)  the Redemption Date;

               (2) the Redemption Price, including the amount of the premium, if any;

               (3) if less than all of the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed;

               (4) in case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state that on and after the Redemption Date, upon surrender of such Debenture, the Holder of such Debenture will receive without charge, a new Debenture or Debentures of authorized denominations for the principal amount thereof remaining unredeemed;

               (5) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Debenture (or portion thereof), and that interest thereon shall cease to accrue on said date; and

               (6) the place where such Debentures are to be surrendered for payment of the Redemption Price, which shall be the office of the Company in the Place of Payment.


          4.2  Debentures Payable on Redemption Date.  Notice of redemption
               -------------------------------------
having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and on such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of such Debentures for redemption in accordance with said notice, such Debentures shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date.

               If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

          4.13 Debentures Redeemed in Part.  Any Debenture which is to be
               ---------------------------
redeemed only in part shall be surrendered at the office in the Place of Payment (with, if the Company or the Debenture Registrar so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company or the Debenture Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, or any authorized denomination as required by such Debenture in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                   ARTICLE V

                                   Covenants
                                   ---------

          5.1  Payment of Principal.  The Company will duly and punctually pay
               --------------------
the principal of and interest on the Debentures in accordance with the terms thereof and this Debenture Agreement.

          5.2  Maintenance of Office.  The Company will maintain an office in
               ---------------------
Cupertino, California where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Debenture Agreement may be served. The Company will give prompt written notice to all Holders of the location and of any change in the location of such office.

          5.3  Corporate Existence.  Subject to Article IX, the Company will do
               -------------------
or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and the Bank; provided, however, that the Company or the Bank shall not be required to preserve any right or franchise if the Company or the Bank shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Bank and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

          5.4  Payment of Taxes and Other Claims.  The Company will pay or
               ---------------------------------
discharge or cause to be paid or discharged by the Bank or Company, as applicable, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the income, profits or property of the Company and the Bank; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company and the Bank; provided, however, that neither the Company nor the Bank shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          5.5  Maintenance of Properties.  The Company will cause all of the
               -------------------------
properties of the Company and the Bank used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or the Bank may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all time; provided, however, that nothing in this Section shall prevent the Company or the Bank from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company or the Bank, desirable in the conduct of its business and not disadvantageous in any material respect to the Debentureholders.

                                  ARTICLE VI

               Debentureholders' List and Reports by the Company
               -------------------------------------------------

          6.1  Preservation of Information; Communications to Debentureholders.
               ---------------------------------------------------------------

               a. The Company shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures.

               b. If one or more Holders of Debentures (hereinafter referred to "applicants") apply in writing to the Company and furnish to the Company reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debentures with respect to their rights under the Debenture Agreement or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicant propose to transmit, then the Company shall, within five Business Days after the receipt of, such application, at its election either:

                   (1) afford such applicants access to the information preserved at the time by the Company in accordance with Section 6.1(a); or

                   (2) inform such applicants as to the approximate number of Holders of Debentures whose name and addresses appear in the information preserved at the time by the Company in accordance with Section 6.1(a) and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

                   If the Company shall elect not to afford such applicants access to such information, the Company shall, upon the written request of such applicants mail to each Debentureholder whose name and address appear in the information preserved at the time by the Company in accordance with Section 6.1(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Company of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.

               c. Every Holder of the Debentures, by receiving and holding the same, agrees with the Company that the Company shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Debentures in accordance with Section 6.1(b), regardless of the source from which such information was derived, and that the Company shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.1(b).

          6.2  Reports by Company.  The Company will transmit by mail to all
               ------------------
Debentureholders as their names and addresses appear in the Debenture Register, within 30 days after the Company is required to file the same with the Securities and Exchange Commission (the "Commission"), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934; provided that notwithstanding the requirements of such rules and regulations, so long as any Debenture is Outstanding, the Company shall mail the Holders at a minimum (a) as soon as possible after the end of the Company's fiscal year, a copy of the Company's financial statements, as prepared by a firm of independent public accountants, prepared in accordance with generally accepted accounting principles consistently applied, (b) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a balance sheet and a summary statement (which need not be audited) of income and retained earnings of the Company for such period, and (c) as soon as practicable after distribution to the shareholders of the Company, a copy of any proxy statement or shareholders report distributed to all shareholders of the Company.


                                  ARTICLE VII

                                    Remedies
                                    --------

          7.1  Events of Default.  "Event of Default," wherever used herein,
               -----------------
means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article IV hereof or be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               a. default in the payment of any installment of interest on any Debenture when such interest shall have become due and payable and such default continues for a period of 30 days whether or not such payment is prohibited by the provisions of Article IV; or

               b. default in the payment of the principal (and premium, if any), of any Debenture when it becomes due and payable at its Maturity or upon redemption, whether or not such payment is prohibited by the provisions of
Article IV; or

               c. default in the performance, or breach, of any covenant or warranty of the Company in this Debenture Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given by registered or certified mail to the

Company, by the Holders of at least 25% in the principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               d. a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               e. the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, and shall take any corporate action in furtherance of any of the foregoing; or

               f. possession of the property and business of the Bank is taken by the Federal Deposit Insurance Corporation.

          7.2  Acceleration of Maturity; Rescission and Annulment.  If an Event
               --------------------------------------------------
of Default occurs and is continuing, then and in every such case the Holders of not less than 33.3% in principal amount of the Outstanding Debentures, may declare the principal of all the Debentures, and the interest accrued thereon, to be immediately due and payable, by a notice in writing to the Company and upon any such declaration such amount shall become immediately due and payable.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money has been obtained by the Holders as hereinafter in this Article provided, the Holders of a majority in principal amount of Debentures Outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such acceleration, have been cured or waived as provided in
Section 7.8.

            No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

          7.3  Limitation on Suits.  No Holder of any Debentures shall have any
               -------------------
right to institute any proceeding, judicial or otherwise, with respect to this Debenture Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless such Holder has previously given written notice to the Company of a continuing Event of Default; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of, or by availing themselves of, any provisions of this Debenture Agreement to affect, disturb or prejudice the rights of any other Holders of Debentures or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Debenture Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Debentures.

          7.4  Unconditional Right of Debentureholders to Receive Principal and
               ----------------------------------------------------------------
Interest.  Subject to the provisions of Article IV hereof, but notwithstanding
--------
any other provision in this Debenture Agreement, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of and interest (subject to Section 3.6) on such Debenture on the Stated Maturity expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

          7.5  Restoration of Rights and Remedies.  If any Debentureholder has
               ----------------------------------
instituted any proceeding to enforce, any right or remedy under this Debenture Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Debentureholder, then and in every such case the Company, and the Debentureholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Debentureholders shall continue as though no such proceeding had been instituted.

          7.6  Rights and Remedies Cumulative.  Except as provided in Section
               ------------------------------
3.5, no right or remedy herein conferred upon or reserved to Debentureholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          7.7  Delay or Omission Not Waiver.  No delay or omission of any Holder
               ----------------------------
of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient by the Debentureholders.

          7.8  Waiver of Past Defaults.  The Holders of a majority in principal
               -----------------------
amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

               a.  in the payment of the principal on any Debenture; or

               b.  in respect of a covenant or provision hereof which under
Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Debenture Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          7.9  Control by the Holders of the Debentures.  The Holders of a
               ----------------------------------------
majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Holders; provided that such direction shall not be in conflict with any rule of law or with this Debenture Agreement or unduly prejudice the rights of other Holders of the Debentures.


                                 ARTICLE VIII

                       Supplemental Debenture Agreements
                       ---------------------------------

          8.1  Supplemental Debenture Agreements Without Consent of
               ----------------------------------------------------
Debentureholders.  Without the consent of the Holders of any Debentures, the
----------------
Company, when authorized by a Board Resolution, from time to time, may adopt one or more debenture agreements supplemental hereto, for any of the following purposes:

               a. to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Debentures; or

               b. to add to the covenants of the Company, for the benefit of the Holders of the Debentures, or to surrender any right or power herein conferred upon the Company;

               c. to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Debenture Agreement which shall not adversely affect the interests of the Holders of Debentures in any material respect; or

               d. to supplement any of the provisions of this Debenture Agreement to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Debentures pursuant to Article X; provided that any such action shall not adversely affect the interests of any Holder of a Debenture in any material respect.

          8.2  Supplemental Debenture Agreements With Consent of
               -------------------------------------------------
Debentureholders. After the provision of notice to all Debentureholders as
----------------
provided in Section 1.4 hereof, but with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company, the Company when authorized by a Board Resolution, may enter into debenture agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture Agreement or of modifying in any manner the rights of the Holders of the Debentures under this Debenture Agreement; provided, however, that no such supplemental debenture agreement shall, without the consent of the Holder of each Outstanding Debenture affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture; or reduce the principal amount payable upon the redemption thereof or otherwise, or change the rate of interest thereon, or change the place for payment where, the coin or currency in which, the principal of or interest on is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

               (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental debenture agreement or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Debenture Agreement or certain defaults hereunder and their consequences) provided for in this Debenture Agreement; or

               (3) modify any of the provisions of this Section or Section 7.8, except to increase any such percentage, or to provide that certain other provisions of this Debenture Agreement cannot be modified or waived without the consent of the Holder of each Debenture affected thereby.

               It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental debenture agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          8.3  Effect of Supplemental Debenture Agreements.  Upon the adoption
               -------------------------------------------
of any supplemental debenture agreement under this Article, this Debenture Agreement shall be modified in accordance therewith, and such supplemental debenture agreement shall form a part of this Debenture Agreement for all purposes; and every holder of Debentures theretofore or thereafter delivered hereunder shall be bound thereby.

                                  ARTICLE IX

                 Consolidation, Merger, Conveyance or Transfer
                 ---------------------------------------------

          9.1  Company May Consolidate, Etc., Only on Certain Terms.  The
               ----------------------------------------------------
Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume by, a debenture agreement supplemental hereto, in form reasonably satisfactory to the Company, the due and punctual payment of the principal of and any interest on all the Debentures and the performance of every covenant of this Debenture Agreement on the part of the Company to be performed or observed shall be complied with by such corporation or Person, as the case may be;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

               (3) immediately after giving effect to such transaction, the Bank shall be in compliance with all applicable minimum capital requirements; and

               (4) the Company has obtained an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and such supplemental debenture agreement comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          9.2  Successor Person Substituted.  Upon any consolidation or merger,
               ----------------------------
or any conveyance, or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 9.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture Agreement with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in
Section 9.1) shall be discharged from all liability under this Debenture Agreement and the Debentures and may be dissolved and liquidated.

                                   ARTICLE X

                          Satisfaction and Discharge
                          --------------------------

          10.1 Satisfaction and Discharge of Debenture Agreement.  This
               -------------------------------------------------
Debenture Agreement shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for and rights to receive payments of interest thereon) when

               a. all Debentures theretofore delivered (other than Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5) have been delivered to the Company for cancellation;

               b. the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               c. the Company has an Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Debenture Agreement have been complied with.

          IN WITNESS WHEREOF, the parties hereto have caused this Debenture Agreement to be duly executed as of the day and year first above written.

                                   CUPERTINO NATIONAL BANCORP


                                   By: Steven C. Smith
                                       --------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title: Executive Vice President,
                                          -----------------------------------
                                          Chief Operating Officer and
                                          -----------------------------------
                                          Chief Financial Officer
                                          -----------------------------------

          See Exhibit A for a list of Debentureholders who duly executed Subscription Agreements that were accepted by the Company and pursuant to which they agreed to be bound by the terms hereof and are deemed to have executed and delivered this Debenture Agreement by virtue of their execution and delivery of such Subscription Agreements.

                                   EXHIBIT A

                           LIST OF DEBENTUREHOLDERS
                           ------------------------

Christina M. Wells Living Trust
Karen R. Meltzer
Benedict C.K. & Louisa L. Choy
Jerry R. Crowley
Crowley Family Trust
Houck 1993 Living Trust
Bingham Assoc. Money Purchase Pension Plan
Silvera Family Trust
Joseph & Gwendolyn Chui
Carstensen Family Trust
DeCarli Family Living Trust "B"
Ken Brenner
Colleen Carlsted
Bryan Polster & Anne Yamamoto
Roger V. Smith
William A. Palmer Trust
Dick J. Randall
John M. Gatto
Rex & Leanor Lindsay Family Trust & Marian Lochler
Rex & Leanor Lindsay Family Trust
Steve & Lourdes Smith
Rex Lindsay
C. Donald & Sara Allen
Richard Alderson